Exhibit 10.6
SCHAWK, INC.
STOCK-SETTLED APPRECIATION RIGHTS AWARD AGREEMENT

Granted To:	Grant Date:	Number of Shares:	Exercise Price:
(Name)	_____, 20__	_____	$__.__

This Stock-Settled Stock Appreciation Rights Award is granted by the Compensation/Option Committee (“Committee”) on _________, 20__, pursuant to the 2006 Long-Term Incentive Plan (“Plan”).

SECTION I - PURPOSE

The purpose of this Stock-Settled Stock Appreciations Rights Award is to compensate the Participant for services rendered as an employee of Schawk, Inc. or one of its subsidiaries or divisions (collectively referred to as the “Companies”) and to provide an incentive for the continuation of efforts for the success of the Companies.

SECTION II - DEFINITIONS
(a)	Participant

“Participant” means (name).

(b)	Share

“Share” means a share of Schawk, Inc. Class A Common stock, $.008 par value.

(c)	SSAR

“SSAR” means this Award of stock-settled appreciation rights and the right thereunder of the Participant to acquire a specified number of Shares upon exercise, subject to terms and conditions of this Award.

(d)	Grant Date

“Grant Date” means the date upon which the SSAR is granted to the Participant, as first set forth above.

(e)	Exercise Price

“Exercise Price” is the price per Share, first set forth above and the Fair Market Value on the Grant Date.  The Participant will be entitled to the increase in Fair Market Value over the Exercise Price upon the exercise of all or a portion the SSAR, as set forth herein.

All capitalized terms not defined herein shall have the meaning of such term set forth in the Plan.  If there is any inconsistency between the terms of this SSAR and the terms of the Plan, the Plan’s terms will completely supersede and replace the conflicting terms of this SSAR.

SECTION III - ADMINISTRATION

This SSAR and the Participant’s rights hereunder are subject to all the terms and conditions of the Plan, as the same may be amended from time to time, as well as to such rules and regulations as the Committee may adopt for administration of the Plan. It is expressly understood that the Committee is authorized, in its sole discretion, to administer, construe, and make all determinations necessary or appropriate to the administration of the Plan and this SSAR, all of which will be binding upon the Participant.  The Committee shall take all steps and make all determinations in connection with the SSAR and the SSAR granted thereunder as they may deem necessary or advisable.

SECTION IV – STOCK-SETTLED APPRECIATION RIGHT

This SSAR relates to the number of Shares first set forth above with an exercise price equal to the Exercise Price, subject to the conditions set forth herein.

Shares of authorized, but unissued Schawk, Inc. Class A common stock will be reserved, to the extent authorized and available under the Plan, as needed for issuance upon the exercise of the SSAR.

 SECTION V - CONDITIONS OF SSAR

(a)
Subject to Section V(f) and Section XIII, the SSAR shall become vested and exercisable for such number of Shares on such dates as set forth immediately below, provided that the Participant is an employee of the Companies on the date such portion of the SSAR is scheduled to vest.  The respective dates of vesting and the number of Shares available for exercise upon such vesting pursuant to the SSAR is as follows:

Date SSAR Vests and is Exercisable	Number of Shares under SSAR Becoming Vested and Exercisable	Cumulative Number of Shares under SSAR Becoming Vested and Exercisable
_________, 20__	________	________
_________, 20__	________	________
_________, 20__	________	________
(b)
The term of the SSAR shall be from the Grant Date until the tenth (10th) anniversary of the Grant Date.  The Participant shall have the right to exercise the SSAR to the extent vested and exercisable during the term, provided the Participant is an employee of the Companies at the time of exercise, and subject to applicable federal and state securities laws and Company policy regarding insider trading.

(c)
Except in the event of the Participant’s termination of employment by the Companies for Cause or due to the Participant’s Disability or Retirement (each such term as defined below), the Participant shall have the right to exercise the SSAR for a period of three (3) months after a termination of the Participant’s employment with the Companies to the extent that the SSAR is vested and exercisable on the date of termination, and the portion of the SSAR that is not vested on the dated of termination shall be immediately forfeited and canceled. The portion of the SSAR that is vested on the date of termination shall expire to the extent that it is unexercised at the end of the three (3) month period following such employment termination.

(d)
In the event of the Participant’s death during employment with the Companies, the Participant’s estate or other persons who acquire the right to exercise the SSAR by reason of the Participant’s death shall have the right to exercise the SSAR for a period of three (3) months after the Participant’s death to the extent that the SSAR is vested and exercisable on the date of the Participant’s death.

(e)
In the event of the Participant’s termination of employment due to the Participant’s Disability or Retirement, the Participant shall have the right to exercise the SSAR until the last day of the term under Section V(b) to the extent that the SSAR is vested and exercisable on the date of such termination of employment; provided, in the event of the Participant’s death thereafter, the Participant’s estate or other persons who acquire the right to exercise the SSAR by reason of the Participant’s death shall have the right to exercise such vested portion of the SSAR for a period of three (3) months after the Participant’s death, but not late than the last day of the term under Section V(b).  For such purpose, (i) a Participant’s “Disability” shall have the same meaning given to such term in the Companies’ long-term disability plan or any successor plan and (ii) a Participant’s “Retirement” shall mean that Participant’s termination of employment (other than due to Cause or death) upon or after the Participant has attained age fifty-five (55) and completion of ten (10) continuous years of service with the Companies measured from the Participant’s most recent date of commencement of employment.

(f)
If the Participant’s employment is terminated by the Companies for Cause, or grounds for such a termination for Cause exist in the event of the Participant’s voluntary termination of employment, the entire SSAR shall be immediately forfeited and canceled.  For such purpose, “Cause” means, as determined in the sole discretion of the Committee, the Participant’s (1) commission of a felony; (2) dishonesty or misrepresentation involving the Companies; (3) serious misconduct in the performance or non-performance of a Participant’s responsibilities to the Companies; (4) violation of a material condition of employment; (5) unauthorized use of trade secrets or confidential information; or (6) aiding a competitor of the Companies.

SECTION VI - METHOD OF EXERCISING SSAR

The Participant Grantee may exercise the vested SSAR, or any vested portion thereof, by notice of exercise to the Committee (or its delegate) in a manner (which may include electronic means) approved by the Committee and communicated to the Participant .  Upon exercise of the SSAR, the Participant shall be entitled to receive the number of Shares determined by:

(a)
First, calculating the “spread value” of the portion of the SSAR exercised, which is equal to the amount determined by multiplying (i) the number of unexercised Shares constituting the portion of the SSAR that is exercised by (ii) the excess of (A) the Fair Market Value of a Share on the exercise date over (B) the Exercise Price; and then

(b)	Dividing such “spread value” by the Fair Market Value of one Share on the exercise date to produce the number of whole Shares to be delivered to the Participant (subject to required withholdings).

           Upon exercise, the Participant shall pay or make arrangements acceptable to the Companies for the payment of any required withholding taxes in cash. The Participant may also, to the extent permitted by the Committee, satisfy such withholding tax obligation pursuant to a broker-assisted cashless exercise program respecting the SSAR.  Further, to the extent determined in the sole discretion of the Committee at any time prior to such exercise, the Companies may withhold Shares deliverable from the exercise having an aggregate Fair Market Value on the exercise date equal to the amount of the required withholding taxes. The value of any shares so withheld may not be in excess of the amount of taxes required to be withheld by the Companies determined by applying the applicable minimum required withholding tax rates.  Upon the proper exercise of the SSAR, and satisfaction of required withholding taxes, the Companies shall issue in the Participant name and deliver to the Participant (or to the Participant’s representative and in its name upon the Participant death), in book entry form (or a stock certificate, in sole the discretion of the Committee) through the Companies’ transfer agent, the number of Shares acquired through the SSAR exercise (net of any Shares withheld for such taxes).

SECTION VII - RESTRICTIONS ON STOCK TRANSFERS

The Committee shall have the right to require the Participant and any or all persons in whose name Shares shall be issued, pursuant to the exercise of an SSAR, to agree that such Shares will not be sold except in accordance with restrictions or limitations imposed by federal and state securities laws or in any legends restricting transfer of Shares as may be set forth on the certificates representing such Shares.

SECTION VIII - RIGHTS AS STOCKHOLDER

The Participant shall have no rights whatsoever as a stockholder with respect to any Shares covered by the SSAR until the date of the issuance of Shares (via book entry transfer or delivery of a stock certificate) to the Participant for such Shares.  No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date such Shares are issued.

SECTION IX - SSAR NOT TRANSFERABLE

The rights granted under this SSAR are not assignable or otherwise transferable by the Participant, in whole or in part, other than by will or by the laws of descent and distribution, and this SSAR is exercisable during the Participant’s lifetime only by the Participant.  No portion of the SSAR shall be pledged or hypothecated in any way, and no portion of the SSAR shall be subject to execution, attachment or other similar process.

SECTION X - EMPLOYMENT

Nothing in this SSAR shall be deemed to grant any right of continued employment or membership on the Board of Directors to the Participant or to limit or waive the Companies’ rights to terminate Participant’s employment at any time, with or without cause.  The stockholders’ right to refrain from re-electing a Director-Participant shall not be affected by this SSAR.

SECTION XI - EFFECT OF RECAPITALIZATION, ETC.

The Committee may, in its sole discretion as the Committee deems appropriate, equitably adjust the aggregate number of Shares covered by this SSAR and the Exercise Price in respect of any increase or decrease in the number of issued shares of common stock of the Companies resulting from a subdivision or consolidation of shares or any other capital adjustment or the payment of a stock dividend or any other increase or decrease in number of such shares effected without receipt of consideration by the Companies.  If the Companies distribute any stock of any subsidiary as a dividend, the Participant shall be given any SSAR on such subsidiary’s stock reflecting this SSAR on the Companies’ stock.

SECTION XII – CHANGE IN CONTROL

If a Change in Control shall occur, the entire SSAR granted to the Participant under this Agreement shall become fully vested and immediately exercisable.

SECTION XIII – THE COMPANIES’ RIGHT OF CANCELLATION

The Companies shall have the right to cancel the SSAR upon the execution of an agreement to transfer all or substantially all of Schawk, Inc.’s stock or assets, whether by sale, merger, consolidation or otherwise, by payment to the Participant of the amount provided under Section VI(a) and (b) upon a deemed exercise of the vested and unexercised SSAR at such time based on the diluted price per Share under such agreement (and subject to applicable tax withholding under Section VI).  If such deemed exercise would not result in payment of a positive amount, this SSAR shall automatically be canceled at such sale closing without any payment therefor.

SECTION XIV – MISCELLANEOUS

(a)
The Plan is discretionary in nature and the Board may terminate, amend, or modify the Plan at any time; provided, however, that no such termination, amendment, or modification of the Plan may in any way adversely affect the Participant’s rights under this SSAR award agreement, without the Participant’s written approval.

(b)	This SSAR may be amended only in a writing entered into by the Participant and the Companies (including, without limitation, a writing in connection with the termination of Participant’s employment).

(c)
The validity, construction, interpretation, and enforceability of this SSAR will be determined and governed by the laws of the state of Illinois without giving effect to the principles of conflicts of law. For the purpose of litigating any dispute that arises under this SSAR, the parties hereby consent to exclusive jurisdiction and agree that such litigation will be conducted in the federal or state courts of the state of Illinois.

(d)
All obligations of the Companies under the Plan and this SSAR will be binding on any successor to the Companies, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Companies.

(e)
The provisions of this SSAR are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions will nevertheless be binding and enforceable.

SECTION XV – CONFIDENTIALITY, NON-SOLICITATION AND NON-COMPETITION COVENANTS

(a)
In the course of the Participant’s employment with the Company, the Participant will be given access to and otherwise obtain knowledge of certain trade secrets and confidential and proprietary information pertaining to the business of the Company and its affiliates.  Other than in the course of properly performing the Participant‘s duties for the Company, during the Participant’s employment with the Company and thereafter, the Participant will not, directly or indirectly, without the prior written consent of the Company, disclose or use for the benefit of any person, corporation or other entity, including the Participant, any trade secrets or other confidential or proprietary information concerning the Company or its affiliates, including, but not limited to, information pertaining to clients, services, products, earnings, finances, operations, marketing, methods or other activities; provided, however, that the foregoing shall not apply to information which is of public record or is generally known, disclosed or available to the general public or the industry generally (other than as a result of the Participant’s breach of this covenant or the breach by another employee of his or her confidentiality obligations) (hereinafter, “Confidential Information”).

(b)
The Participant hereby recognizes and acknowledges that during the Participant’s employment with the Companies, the Participant has been and will be exposed to the suppliers, licensors, licensees, partners, affiliates, customers and potential customers associated with all aspects of the Companies’ business, and to Confidential Information. In addition, in carrying out the paid functions of employment, the Participant recognizes and acknowledges that the Participant will establish relationships with customers and other persons and entities, which are the stock in trade of the Companies.  Therefore, at all times during the Participant’s employment with the Companies, the Participant, except as part of the Participant’s  duties as an employee of the Companies, shall not have an ownership interest in or become employed (or retained as an independent contractor, leased employee, consultant or otherwise) in a non-clerical/non-manual labor capacity by any person or entity whose business, products or services are the same as or substantially similar to (or otherwise perform the same or substantially similar functions as) the whole or any significant part or component of the business of or products or services provided by the Companies.  Notwithstanding anything herein to the contrary, the Participant is  permitted to own or acquire for investment purposes, not more than one percent (1%) of the outstanding capital stock of any publicly held company or enterprise. The post-termination restriction contained in this paragraph shall be limited to those geographic areas (states and counties) where the Participant sold or provided, or were permitted to sell or provide, the Companies’ products or services.

(c)
At all times during the Participant’s employment with the Companies, and for a period of twelve (12) months following: either (a) the Participant’s voluntary termination of Participant’s employment, or (b) the Company’s termination of Participant’s employment as a result of Participant’s willful violation of his/her fiduciary responsibility to either and/or both Schawk and Schawk client(s), illegal activities or acts of moral turpitude, the Participant, except as part of the Participant’s  duties as an employee of the Companies, shall not for his/herself or on behalf of any other person or entity:

(i)
solicit business from, sell products to or perform services for any Customer of the Companies, which business, products or services are the same as or substantially similar to (or otherwise perform the same or substantially similar functions as) the business of or products and services developed or provided by the Companies, including as an independent contractor, leased employee, consultant or otherwise; or

(ii)	induce or encourage any Customer of the Companies to not do or cease doing business with Schawk or to reduce or restrict in any way the amount or nature of such business done with the Companies.

As used herein, the term “Customer of the Companies” shall mean any person or entity who has purchased or used products or services from Schawk or that was pursued by the Companies, and with or for whom the Participant has had direct contact and activity or direct supervisory responsibility or access to Confidential Information, within the twenty four (24) month period immediately preceding the termination of the Participant’s employment with the Companies.

(d)
Recognizing the Companies’ interests as identified herein, as well as its interest in maintaining a stable work force, the Participant agrees that, for a period of twelve (12) months following: either (a) the Participant’s voluntary termination of Participant’s employment, or (b) the Company’s termination of Participant’s employment as a result of from Participant’s willful violation of his/her fiduciary responsibility to either and/or both Schawk and Schawk client(s), illegal activities or acts of moral turpitude, the Participant shall not, without the express written consent of the Companies, for his/herself or on behalf of any other person or entity:

(i)	solicit, induce or encourage any employee or independent contractor of the Companies to leave the Companies or to cease his, her or its relationship with the Companies, for any reason; or

(ii)	hire or attempt to hire any employee or independent contractor of the Companies.

(e)
The Participant understands that the Companies’ competitive position is highly dependent on the Confidential Information and its relationships with its customers and employees and independent contractors, and that any wrongful disclosure of Confidential Information or other breach of the Non-Solicitation and Non-Competition covenants set forth herein will cause immediate and irreparable harm to the Companies for which the Companies will have no adequate remedy at law.  The Participant and the Companies acknowledge the reasonableness of the scope and duration of the Non-Solicitation and Non-Competition covenants. In the event that the Participant breaches or threatens any provision hereof, the Companies shall be entitled to entry of an injunction prohibiting same, in addition to any other remedy or relief that may be available to the Companies at law or in equity.  In the event that any part or provision of the Non-Solicitation and Non-Competition covenants shall be held to be invalid or unenforceable by a court of competent jurisdiction, the remaining provisions thereof shall nevertheless continue to be valid and enforceable as though the invalid or unenforceable part or provision had not been included therein. It is further the intent and understanding of the Participant and the Companies that if, in any action before any court or agency legally empowered to enforce the Non-Solicitation and Non-Competition covenants, any term, restriction,  or promise contained herein is found to be unreasonable and for that reason unenforceable, then such term, restriction, covenant or promise shall be deemed modified to the extent necessary to make it enforceable by such court or agency.

[Signatures are on the following page]

Dated as of the Grant Date first written above.

Schawk, Inc.

By:___________________________________

______________________________________
Participant

ATTEST:

__________________________________